Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11

)

SEA CONTAINERS LTD., et al.,(1))		Case No. 06-11156 (KJC) (Jointly Administered)
)

)

Debtors.	)	Re: Docket No. 711

ORDER AUTHORIZING SCL TO OBTAIN POSTPETITION FINANCING
FOR WORKING CAPITAL AND TO CAPITALIZE CERTAIN SUBSIDIARIES

Upon the motion, dated June 8, 2007 (the “Motion”) of Sea Containers Ltd. (the “Borrower” or “SCL”) and its affiliated debtors that are debtors in these jointly administered chapter 11 cases (the “Cases”) as debtors and debtors in possession (collectively, the “Debtors”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), seeking, among other things:

(a)          authority to execute and enter into that certain Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of June     , 2007 (as may be amended, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), among the Borrower, SPC Holdings, Ltd., a direct non-debtor subsidiary of the Borrower, organized and existing under the laws of Bermuda, and which is guarantying the Borrower’s obligations under the DIP Credit Agreement (the “Guarantor” or

(1)                                The Debtors in these chapter 11 cases are Sea Containers Caribbean Inc., Sea Containers Ltd., and Sea Containers Services Ltd.

“Holdings”), Wells Fargo Bank Northwest, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) and as the Collateral Agent (in such capacity, the “Collateral Agent,” together with the Administrative Agent, the “Agents”), and the Lenders from time to time party thereto (the “Lenders”), a copy of which was filed with the Court as Exhibit A to the Motion on June 8, 2007 and a revised version of which was filed on June 15, 2007, and which is substantially in the form as that filed on June 15, 2007, and all other documents, agreements or instruments in connection therewith or related thereto (together with the DIP Credit Agreement, as any of the foregoing may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Order, collectively, the “DIP Credit Documents”), which, if approved on a final basis, would provide the Debtors with postpetition secured financing of up to $170,000,000 (the “DIP Facility”) and authority to perform such other and further acts as may be contemplated by, or required in connection with, the DIP Credit Documents;

(b)         authority on a final basis to borrow a term loan under the DIP Facility in an aggregate principal amount of up to $145,000,000 as more fully describe below (i) to make a capital contribution to Holdings, which will in turn make a capital contribution to Sea Containers SPC Ltd., a wholly-owned subsidiary, which is organized and existing under the laws of Bermuda (“SPC”), to repay, along with its other funds available therefor, in full the outstanding obligations under the Existing SPC Facility(2) and (ii) to pay the costs and expenses in connection with the transactions contemplated in the DIP Credit Agreement;

(2)                                  All terms used herein, but not defined herein shall have the meanings ascribed to them in the DIP Credit Agreement.

(c)          authority on a final basis to borrow revolving loans under the DIP Facility in an aggregate principal amount of up to $25,000,000 available from time to time for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, consistent with the terms of the DIP Credit Documents and the Bankruptcy Code;

(d)         authority on a final basis, pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, to grant senior first-priority Liens to the Collateral Agent (for the ratable benefit of the Lenders and the Agents) as described below, including inter alia upon all of SCL’s cash equivalents, deposit accounts, equity interests in Holdings and dividends from Holdings and SPC, subject only to the Carve-Out and the Permitted Senior Liens to secure the obligations under the DIP Credit Documents and the Bankruptcy Code;

(e)          authority on a final basis, pursuant to section 364(c)(1) of the Bankruptcy Code, to grant Superpriority Claims (as defined below) to the Collateral Agent (for the ratable benefit of the Lenders and the Agents) with priority over all costs and expenses of the Debtors of any kind, including those specified in, or ordered pursuant to, sections 105, 326, 330, 331, 503(b), 507(a), 507(b), 726, 1112, 1113 or any other provision of the Bankruptcy Code, subject only to the Carve-Out; and

(f)            authority for the automatic acceleration of the maturity of all Obligations and termination of the Commitments upon (a) the occurrence of a Termination Event, other than pursuant to clause 1 of such defined term or (b) any other Event of Default upon written notice to the Administrative Agent from the Majority of Lenders.

The hearing on the Motion (the “Final Hearing”) having been held by this Court on June 26, 2007 and June 29, 2007.

Due and appropriate notice of the Motion, the relief requested therein and the Final Hearing having been served by the Debtors on the Official Committee of Unsecured Creditors for SCL (the “Committee”) and the Official Committee of Unsecured Creditors for Sea Containers Services, Ltd. (the “Services Committee”), the Agents, the Lenders, the indenture trustee for the Debtors’ noteholders, the United States Trustee for the District of Delaware and parties having filed with the Bankruptcy Court requests for notice pursuant to section 2002 of the Bankruptcy Code.

Upon the record made by the Debtors at the Final Hearing, including representations of counsel, and after due deliberation and consideration and sufficient cause appearing therefore;

IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

1.                                       Jurisdiction, Authority and Venue.  This Court has jurisdiction, pursuant to 28 U.S.C. §§ 157(b) and 1334, over the Cases,(3) and over the persons and property affected hereby.  Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2).  The statutory predicates for the relief sought herein are sections 105, 362, 363, 364 and 507 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001(b), (c) and (d) and 9014.  Venue of the Cases in this Court is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

(3)                                The DIP Credit Agreement defines Case in the singular to refer to all of the chapter 11 cases of the above-captioned Debtors.  For clarity, this Order shall use the term "Cases" in the plural for the collective references to all of the chapter 11 cases of the above-captioned Debtors.

2.                                       Notice.  Under the circumstances, the notice given by the Debtors of the Motion and the Final Hearing constitutes due and sufficient notice thereof and complies with Bankruptcy Rules 4001(b), (c) and (d).

3.                                       Findings Regarding the Financing.

(a)                                  An immediate need exists for SCL to borrow funds to stave off foreclosure of SPC’s assets and to avoid other loss of value and the assertion of claims that may arise as a result of the foreclosure in order to preserve the value of SCL’s estate and to ensure that SCL has sufficient liquidity to continue the operations of its businesses, meet its payroll and other necessary and ordinary course business expenditures.  The ability of SCL to capitalize SPC to repay the obligations under the Existing SPC Facility requires the availability of the Term Loan, the absence of which would necessarily harm SCL, its creditors and its estates.  Further, SCL’s ability to ensure that it has sufficient liquidity to operate its businesses and successfully reorganize requires the availability of the Revolving Loans.

(b)                                 The Debtors are unable to obtain more favorable terms from sources other than the Lenders under the DIP Credit Documents and are unable to obtain unsecured credit allowable only as an administrative expense allowable under section 503(b) of the Bankruptcy Code.

(c)                                  The Debtors also are unable to obtain acceptable secured financing under sections 364(c)(1), 364(c)(2) and 364(c)(3) of the Bankruptcy Code other than under the terms and conditions provided in this Order and the DIP Credit Documents.  Further, the Debtors are not able to obtain loans under sections 364(c)(2) and 364(c)(3) without the Debtors’ granting to the Collateral Agent (for the ratable benefit of the Lenders and the Agents) (i) Liens on various of the assets of SCL set forth below pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy

Code and (ii) superpriority administrative expense claim status pursuant to section 364(c)(1) of the Bankruptcy Code, in each case as provided by this Order and the DIP Credit Documents.

(d)                                 Repaying the Existing SPC Facility is vital to SCL’s ability to preserve the value of one of its significant assets, the equity in SPC, and to avoid other loss of value and the assertion of claims that may arise as a result of the foreclosure.  The ability of the Debtors to obtain financing is necessary to enable SCL to capitalize SPC to assist in repaying the Existing SPC Facility.

(e)                                  The relief requested in the Motion, including the incurrence by SCL of the Obligations under the DIP Credit Documents and the capitalization of Holdings and SPC for the purpose of repaying the Existing SPC Facility is necessary, essential and appropriate for the continued operation of the Debtors’ businesses and the preservation of significant value in their estates.

(f)                                    It is in the best interest of the Debtors’ estates to establish the DIP Credit Facility contemplated by the DIP Credit Agreement and the other DIP Credit Documents and for SCL to incur and perform the obligations thereunder, including borrowing under the DIP Facility and capitalizing Holdings and SPC for the purpose of repaying the Existing SPC Facility.

(g)                                 The terms and conditions of the DIP Credit Facility, as contained in the DIP Credit Documents and as described in the Motion and at the hearing on the Motion, including those which provide for the payment to the Agents and the Lenders of interest and fees related to the DIP Credit Facility at the times and in the manner provided under the DIP Credit Facility are fair, reasonable and the best available under the circumstances, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and constitute reasonably equivalent value and fair consideration.

(h)                                 The DIP Credit Agreement and the other DIP Credit Documents were negotiated in good faith and at arm’s length between SCL, on the one hand, and the Agents and the Lenders, on the other hand.  Credit to be extended under the DIP Credit Facility (including without limitation (i) all loans made to SCL pursuant to the DIP Credit Documents and (ii) any other Obligations pursuant to the DIP Credit Agreement) whether to the Agents or any Lender (both of the foregoing in clauses (i) and (ii) collectively, the “DIP Obligations”), are deemed to have been extended by the Agents, the Lenders and any affiliates thereof in good faith, as that term is used in section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code, and shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

(i)                                     Good, adequate and sufficient cause has been shown for the entry of this Order.  SCL has requested entry of this Order pursuant to sections 105(a), 362, 363, 364(c)(1), 364(c)(2), 364(c)(3), 364(e) and 507 of the Bankruptcy Code and Bankruptcy Rules 4001(b), 4001(c) and 4001(d).  Among other things, the entry of this Order:  (i) will enable SCL to capitalize Holdings and SPC in order to pay, along with other funds available therefor, the obligations under the Existing SPC Facility in order to prevent foreclosure on SPC’s assets; (ii) will ensure the Debtors have sufficient liquidity to fund payroll and other operating expenses; and (iii) is in the best interests of the Debtors, their creditors and their estates.  The financing arrangement authorized hereunder is necessary to avoid significant harm to, and to preserve the value of, SCL’s estate.  Consummation of such financing therefore is in the best interests of the Debtors’ estates.

4.                                       Authorization of the Financing, the DIP Credit Documents, the Capitalization of Holdings and SPC and Repayment of the Existing SPC Facility .

(a)                                  The Debtors are authorized to:

(i)                                     establish the DIP Credit Facility;

(ii)                                  to enter into, execute and deliver to the Lenders each of the DIP Credit Documents to which any Debtor is a party; and

(iii)                               with respect to the Borrower, borrow up to an aggregate principal or face amount of up to $170,000,000 under the DIP Credit Facility in accordance with the terms of this Order and the DIP Credit Documents, and to use such amounts for the sole purposes of (A) with respect to the Term Loan, (1) to make the capital contribution to Holdings as described in Section 2.2(e)(1) of the Credit Agreement, the proceeds of which Holdings will use to make a capital contribution to SPC to enable SPC to pay, together with other funds available to SPC therefore, the obligations in full under the Existing SPC Facility, including outstanding principal, all accrued unpaid interest and fees, and all other remaining obligations owing thereunder and under all documents relating thereto and (2) to pay the DIP Transaction Costs; and (B) with respect to the Revolving Loans, for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business;

(b)                                 SCL is hereby authorized, empowered and directed, without further approval of this Court, to do and perform all acts under the DIP Credit Documents and to make, execute and deliver all instruments and documents and any exhibits attached thereto (including, without limitation, the execution or recordation of all security agreements, mortgages and financing statements as requested by the Collateral Agent) which may be required, necessary or desirable for the performance by SCL under the DIP Credit Documents and the creation and perfection of the Liens described in and provided for by the DIP Credit Documents.

(c)                                  SCL is further authorized and empowered, without further approval of the Court, to execute and deliver one or more amendments to the DIP Credit Agreement for the purpose of (i) adding additional financial institutions as Lenders, and (ii) reallocating the commitments for the DIP Credit Facility among the Lenders and (iii) other non-material amendments; provided that with respect to clauses 4(c)(i), (ii) and (iii) above, in such form as SCL, the Agents and the Lenders may agree.

(d)                                 The obligations under the DIP Credit Documents shall constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of the DIP Credit Documents and this Order.  No obligation, payment, transfer or grant of security under the DIP Credit Documents or this Order shall be stayed, restrained, voidable or recoverable under the Bankruptcy Code or under any applicable law (including, without limitation, under sections 502(d) or 549 of the Bankruptcy Code), or subject to any defense, reduction, setoff, recoupment or counterclaim, except as provided in the DIP Credit Agreement or contained herein.  None of the execution, delivery or performance by the Agents or the Lenders under the DIP Credit Documents shall give rise to any liability with respect to any Contract of SCL or Holdings, other than those expressly contemplated in the DIP Credit Documents, including without limitation, any claims or liabilities arising from allegations of inducement to breach contract or tortious interference with contract.

5.                                       DIP Liens.  Pursuant to section 364(c)(2) of the Bankruptcy Code, the Collateral Agent is hereby granted upon the date of this Order (for the benefit of itself, the Agents and the Lenders) effective, valid, binding, continuing, enforceable, fully perfected, first priority senior security interests in and liens upon (all property identified in clauses (a) and (b)

below being collectively referred to as the “Collateral”) as security for the DIP Obligations, and without the necessity of the execution, recordation of filings by the Debtors of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, subject, only in the event of the occurrence and during the continuance of an Event of Default to the payment of the Carve-Out (all such liens and security interests granted to the Collateral Agent, for the benefit of the Agents and Lenders, pursuant to this Order and the DIP Credit Documents, the “DIP Liens”):

(a)                          First Lien on the Borrower Collateral.  Pursuant to section 364(c)(2) of the Bankruptcy Code, as of the date hereof, a valid, binding, continuing, enforceable, fully-perfected first priority senior security interest and lien upon, the following collateral of SCL whether existing on the Petition Date or whether any right or interest is thereafter acquired:

(i)                                     all Cash Equivalents;

(ii)                                  all Deposit Accounts;

(iii)                             all Equity Interests that the Borrower owns in Holdings; and

(iv)                              all amounts received or receivable by the Borrower from Holdings or SPC, whether as dividends or other distributions, payments in respect of Indebtedness, or other payments on account of Contractual Obligations or otherwise (but not including proceeds of actions under Chapter 5 of the Bankruptcy Code).

(b)                                 Liens on Non-Debtor Collateral.  The Credit Agreement also grants to the Collateral Agent for the ratable benefit of the Lenders and the Agents first priority Liens and security interests in substantially all assets of Holdings, including without limitation:

(i)                                     all Accounts;

(ii)                                  all Accounts Receivable and Accounts Receivable Records,

(iii)                               all amounts received from SPC;

(iv)                              all Deposit Accounts;

(v)                                 all Chattel Paper;

(vi)                              all Commercial Tort Claims;

(vii)                           all Documents;

(viii)                        all Equipment;

(ix)                                all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles;

(x)                                   all Instruments;

(xi)                                all Insurance;

(xii)                             all Inventory;

(xiii)                          all Investment Property, including all Investment Property held in Securities Accounts and that portion of the Pledged Collateral constituting Investment Property;

(xiv)                         all other Goods and personal property of the Guarantor, whether tangible or intangible, wherever located, including Money, Letter of Credit Rights, including all rights of payment or performance under letters of credit, and any secondary obligation that supports the payment or performance or an Account, Chattel Paper, a Document, a General Intangible, a Payment Intangible, an Instrument, Investment Property, or any other Collateral;

(xv)                            all Payment Intangibles;

(xvi)                         all property of the Guarantor held by either Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to such Agent or such other Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the Guarantor, or as to which the Guarantor may have any right or power;

(xvii)                      all Real Property;

(xviii)                   all Vehicles;

(xix)                           to the extent not otherwise included, all Pledged Collateral;

(xx)                              to the extent not otherwise included, all monies and other property of any kind which is received by the Guarantor in connection with refunds with respect to taxes, assessments and governmental charges imposed on the Guarantor or any of its property or income;

(xxi)                           to the extent not otherwise included, all causes of action and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by the Guarantor;

(xxii)                        to the extent not otherwise included above, all Collateral Support and Supporting Obligations relating to any of the foregoing; and

(xxiii)                     to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of insurance, indemnity, warranty or guaranty payable to the Guarantor from time to time with respect to any of the foregoing;

provided, however, that the Collateral shall not include such property of Holdings, the grant of a Lien on which, or security interest in which, would violate a legally enforceable provision of any agreement that was in existence on the effective date of the Commitment Letter and remains binding on Holdings on the Funding Date after giving effect to repayment of the Existing SPC Facility, for so long as such provision is enforceable and binding and such grant would violate it.

(c)                          Liens Senior to Certain Other Liens.  The DIP Liens shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or (ii) any liens arising after the date hereof, without limitation, any liens or security interests granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors, other than with respect to any liens or security interests arising after the Petition Date and permitted under the DIP Credit Agreement to be senior to the DIP Liens.  In consideration of the financing and other accommodations made available under this Order, SCL shall be deemed to have irrevocably waived any right to grant or impose, or request that the Court grant or impose, under section 364 of the Bankruptcy Code or otherwise, Liens on any property of SCL, whether pari passu or superior to the DIP Liens on the Collateral, except as expressly set forth in the DIP Credit Documents, with the prior written consent of the Majority of Lenders.  Such waiver shall be binding upon any successor, trustee, examiner, fiduciary or responsible person in these or any subsequent proceedings under the Bankruptcy Code.

6.                                       Superpriority Claim.  In addition to the DIP Liens granted herein, all of the DIP Obligations are hereby allowed administrative expense claims with priority under section 364(c)(1) of the Bankruptcy Code and otherwise, subject only to the Carve-Out to the extent specifically provided for herein, over all administrative expense claims and unsecured claims against SCL, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses or other claims of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 503(a), 503(b), 507(a), 507(b), 546(c), 726, 1113 and 1114 of the Bankruptcy Code (the “Superpriority Claims”), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment (other than to the extent of any statutory liens or security interests arising after the Petition Date and permitted under the DIP Credit Agreement that by operation of law would have priority over a previously perfected security interest), which allowed claims shall be payable from and have recourse to all pre-petition and post-petition property of SCL and all proceeds thereof (excluding causes of action under Chapter 5 of the Bankruptcy Code and proceeds therefrom).  Except as expressly set forth in this Order, the DIP Credit Documents and section 506(c) of the Bankruptcy Code, no costs or administrative expenses that have been or may be incurred in the Cases, in any conversion of the Cases pursuant to section 1112 of the Bankruptcy Code, or in any other proceeding related thereto, and no priority claims are or will be prior to or on a parity with (a) the claims of the Agents or the Lenders against SCL arising under the DIP Credit Documents or this Order or (b) the Liens on property of SCL’s estate granted in this Order and the DIP Credit Documents in and to the Collateral.

7.                                       Application of Payments.  All amounts applied to the payment of the DIP Obligations shall be applied thereto in the manner set forth in the DIP Credit Documents.

8.                                       Payment of Costs, Fees and Expenses.  In addition to the payment of fees, costs and expenses authorized and directed in the Order Authorizing the Debtors to Enter Into a Commitment Letter for a DIP Facility, Pay Certain Expenses and Incur Certain Indemnification Obligations dated May 8, 2007 [docket # 593], SCL (i) hereby is authorized and directed to pay on demand from proceeds of the DIP Financing and thereafter on demand from time to time all costs, fees and out of pocket expenses of the Lenders and the Agents, including costs, fees and expenses incurred in connection with the negotiation, documentation and administration of the DIP Credit Facility and the matters set forth in this Order and all other matters arising in or in connection with the Cases, and all reasonable attorneys’ fees and expenses and reasonable financial advisors’ fees and expenses incurred by the Lenders in connection therewith and (ii) shall reimburse on demand the Lenders for such other costs and expenses provided for in the DIP Credit Agreement from the proceeds of the DIP Facility and on demand thereafter from time to time.  None of such costs and expenses shall be subject to the approval of the Court, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with this Court.  Any demand issued in accordance with this paragraph 8 shall also be served upon the United States Trustee and any official committees appointed in these Cases who shall have fifteen (15) days from the date of service to review such demand.

9.                                       Authorization of Debtors.  Each officer of SCL as may be so authorized by the Board of Directors of SCL, acting singly, is hereby authorized to execute and deliver each of the DIP Credit Documents, such execution and delivery to be conclusive of their respective authority to act in the name of and on behalf of SCL.

10.                                 Valid, Binding and Enforceable Agreements.  The DIP Credit Agreement and each of the DIP Credit Documents, respectively, shall constitute and evidence the valid and binding obligations of each of SCL and Holdings, which obligations shall be enforceable against SCL and Holdings in accordance with their terms and the terms of this Order.

11.                                 Interest Payments.  Interest on the DIP Obligations under the DIP Credit Facility shall accrue at the rates (including applicable default rates) and shall be paid at the times as provided in the DIP Credit Documents.  All DIP Obligations under the DIP Credit Facility shall become due and payable, without notice or demand, on the Termination Date (as defined in the DIP Credit Agreement) in accordance with the terms of the DIP Credit Agreement.

12.                                 Lien & Collateral Protections.  The automatic stay imposed under section 362 of the Bankruptcy Code is hereby lifted to permit and is vacated and modified to the extent necessary to permit (i) SCL to grant the DIP Liens and to perform SCL’s liabilities and obligations to the Agents and the Lenders under the DIP Credit Documents; (ii) upon the occurrence of an Event of Default under Section 7.1(v) of the DIP Credit Agreement and at any time thereafter during the continuance thereof, the automatic acceleration of the obligations and automatic termination of Commitments under the Credit Agreement; (iii) upon the occurrence of any other Event of Default and at any time thereafter during the continuance thereof, the Administrative Agent and the Lenders to deliver a notice of acceleration pursuant to Section 7.1(ii) of the DIP Credit Agreement and thereafter the acceleration of the obligations and termination of Commitments under the DIP Credit Agreement and (iv) following an Event of Default and subject to 30 calendar days’ written notice to the Borrower, the United States Trustee and any official creditor committees appointed in the Cases (during which time period parties in interest may seek an order from the Bankruptcy Court for cause shown prohibiting or limiting any exercise of rights or remedies for such time and in such fashion as the Court may direct) the exercise of all rights and remedies provided for in the DIP Credit Documents (including, without limitation, the right to setoff monies of SCL’s in accounts maintained with the Agents or any Lender) provided, however, that there shall be no foreclosure on the A Quotas of GE SeaCo SRL without further order of this Court.  During the thirty-day period, SCL may use cash collateral in the ordinary course of business, and thereafter, absent an order of this Court, the Debtors are prohibited from using any cash collateral.  In any hearing after the giving of the notice as provided pursuant to Sections 7.1(ii) and 7.1(iv) of the DIP Credit Agreement, the only defenses that may be raised by the Debtors to the giving of such notice shall be whether, in fact, an Event of Default has occurred and is continuing; provided, further, that, subject to the foregoing provisions of this paragraph, the Debtors hereby waive their rights to seek relief including, without limitation, under section 105 of the Bankruptcy Code, to the extent such relief would in any way impair or restrict the rights and remedies of the Agents or the Lenders set forth in this Order or the DIP Credit Documents.

13.                                 Use of Proceeds.  SCL, Holdings and SPC shall use the proceeds of Revolving Loans, Terms Loans, the Collateral and proceeds of any Collateral only as provided in the DIP Credit Documents; provided however that in the event that any use of proceeds requires approval by this Court, whether due to the provisions of the Bankruptcy Code, this Court’s prior orders or otherwise, nothing herein shall be deemed to waive such Court approval.  For purposes of this Order, “proceeds” of any collateral shall mean proceeds of such collateral, including without limitation, (i) any and all proceeds of any insurance, indemnity or warranty or guaranty payable to SCL from time to time with respect to any of such collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such collateral by any governmental body, authority, bureau or agency (or any person under color of governmental authority) and (iii) all proceeds of whatever nature from any sale, transfer, lease, other disposition or encumbrance of any Collateral.

14.                                 No Payment of Prepetition Debt.  SCL shall not be permitted to make any payments on any pre-petition debt the amount of which is greater than $500,000 in principal amount (other than the Existing SPC Facility) whether by approval of a settlement or otherwise prior to the effective date of a plan of reorganization by settlement or otherwise, except as provided in the DIP Credit Documents or as approved by prior written waiver granted by the Majority of Lenders; provided, however, that nothing herein waives the requirement of approval by this Court, if such approval is required pursuant to the Bankruptcy Code, prior orders of this Court or otherwise; provided further that nothing herein constitutes approval to pay prepetition obligations owed to the DIP Lenders.

15.                                 Carve-Out.  The term “Carve-Out” means an exception to the DIP Liens and the Superpriority Claims for the payment of:  (a) the unpaid fees of the United States Trustee pursuant to 28 U.S.C. § 1930(a); (b) all claims for fees and expenses of Bankruptcy Court-approved professionals as to which interim fee applications have been filed pursuant to the procedures approved by the Bankruptcy Court, as of the earlier of the Termination Date and the date on which the Debtor or any Committee has received notice or otherwise first has knowledge of an Event of Default (as used herein, the “Cutoff Date”); (c) claims for fees and expenses of Bankruptcy Court-approved professionals, in an aggregate amount not to exceed $5,000,000, as to which interim fee applications have not been filed prior to the Cutoff Date pursuant to the procedures approved by the Bankruptcy Court and that relate to time periods prior to the Cutoff

Date; and (d) in the event that the DIP Obligations are not repaid in full on or prior to the Cutoff Date, up to $5,000,000 in aggregate amount for unpaid fees and expenses of Bankruptcy Court-approved professionals relating to the period following the Cutoff Date, in each case in clauses (b), (c) and (d) above to the extent that such fees and expenses are allowed by an order of the Bankruptcy Court; provided, that nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses (b), (c) and (d) above;

16.                                 Repayment of DIP Credit Facility.  Without limiting the provisions and protections of paragraph 12 above, if at any time prior to (i) the indefeasible repayment in full in cash of all DIP Obligations and (ii) the termination of the Commitments, any Debtor or any trustee subsequently appointed shall obtain credit or incur debt pursuant to section 364(b), 364(c) or 364(d) of the Bankruptcy Code, then, all of amounts in respect of such credit or debt shall immediately be applied to the indefeasible payment in full in cash of the DIP Obligations in accordance with the DIP Credit Documents.

17.                                 Perfection of DIP Liens.  (a) This Order shall be sufficient and conclusive evidence of the validity, perfection, and priority of the Collateral Agent’s Liens (for the ratable benefit of the Lenders and the Agents) upon the Collateral to secure all DIP Obligations without the necessity of filing or recording any financing statement, mortgage or other instrument or document that may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the DIP Liens of the Collateral Agent or to entitle the Collateral Agent to the priority granted herein (including, in respect of cash, any requirement that the Collateral Agent have possession of, or dominion and control over, any such cash in order to perfect an interest therein); provided that, upon the request of the Collateral Agent in accordance with the terms of the DIP Credit Documents, SCL may execute and the Collateral Agent may file or record financing statements or other instruments to evidence and to perfect the Liens authorized hereby; and provided further that no such filing or recordation shall be necessary or required in order to create or perfect any such Lien.

(b)                                 In the discretion of the Collateral Agent, a certified copy of this Order may be filed with or recorded in, in addition to or in lieu of financing statement or similar perfection document, any recording office designated to file financing statements or similar office.

18.                                 No Priority of Other Claims.  Without limiting the foregoing, except for the Carve-Out, no costs or expenses of administration, including, without limitation, professional fees allowed and payable under sections 330 and 331 of the Bankruptcy Code that have been or may be incurred in these Cases, and no priority claims or claims to the Collateral are, or will be, prior to or on a parity with the DIP Obligations or the Superpriority Claim.

19.                                 Preservation of Rights Granted Under the Order.  (a)  Except for the Carve-Out or as otherwise expressly permitted under the DIP Credit Agreement, no claim or lien having a priority superior to or pari passu with those granted by this Order to the Collateral Agent for the ratable benefit of the Lenders and the Agents shall be granted or allowed while any portion of the DIP Credit Facility or the Commitments thereunder remain outstanding, and the DIP Liens shall not be (i) subject, subordinated or junior to or made on parity with any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code or (ii) subject, subordinated or junior to or made pari passu with, any other lien or security interest, whether under section 364(d) of the Bankruptcy Code or otherwise.

(b)                                 Unless all DIP Obligations shall have been indefeasibly paid in full and the Commitments have terminated, none of the Debtors, Holdings or SPC shall commence any motion or adversary proceeding adverse to the Agents’ or the Lenders’ respective rights and remedies under the DIP Credit Documents, the Commitment Order, the Final DIP Order, or any other Bankruptcy Court order, including but not limited to (i) the granting of relief from the automatic stay to permit the enforcement of (as distinguished from the mere allowance as a claim, or fixing the amount, of) one or more judgments based on one or more pre-petition unsecured claims against the Borrower, in or in respect of an aggregate amount in excess of $5,000,000, (ii) challenging any material provision of the DIP Credit Documents, and (iii) seeking authority to cancel or forgive any claim or Indebtedness owed to the Borrower, except in exchange for reasonably equivalent consideration and in the ordinary course of business consistent with past practices;

(c)                                  If an order dismissing any of the Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (i) the DIP Obligations, the Superpriority Claims and the DIP Liens shall continue in full force and effect and shall maintain their priorities as provided in this Order until all DIP Obligations shall have been paid and satisfied in full (and that such Superpriority Claims and DIP Liens shall, notwithstanding such dismissal, remain binding on all parties in interest) and (ii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in clause (i) above.

(d)                                 If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (i) the validity of any DIP Obligations incurred prior to the actual receipt of written notice by the Administrative

Agent of the effective date of such reversal, stay, modification or vacation or (ii) the validity or enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Credit Agreement with respect to any DIP Obligations.  Notwithstanding any such reversal, stay, modification or vacation, the DIP Obligations incurred by the Debtors prior to the actual receipt of written notice by the Administrative Agent of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and the Administrative Agent for the benefit of the Lenders and Agents shall be entitled to all the rights, remedies, privileges and benefits granted in section 364(e) of the Bankruptcy Code, this Order and pursuant to the DIP Credit Documents with respect to such DIP Obligations.

(e)                                  Except as expressly provided in this Order or in the DIP Credit Documents, the DIP Liens and all other rights and remedies of the Agents for the ratable benefit of the Lenders and the Agents granted by the provisions of this Order and the DIP Credit Documents shall survive, and shall not be modified, impaired or discharged by (i) the entry of an order converting any of the Cases to a case under chapter 7, dismissing any of the Cases, terminating the joint administration of these Cases or (ii) the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, SCL has waived any discharge as to any remaining DIP Obligations.  The terms and provisions of this Order and the DIP Credit Documents shall continue in these Cases, in any successor cases if these Cases cease to be jointly administered, or in any superseding chapter 7 cases under the Bankruptcy Code, and the DIP Liens and all other rights and remedies of the Agents and the Lenders granted by the provisions of this Order and the DIP Credit Documents shall continue in full force and effect until the DIP Obligations are indefeasibly paid in full.

20.                                 Limitation on Use of Financing Proceeds and Collateral.  Notwithstanding anything herein or in any other order by this Court to the contrary, no borrowings or the Carve-Out may be used to (a)  object, contest or raise any defense to the validity, perfection, priority, extent or enforceability of any amount due under the DIP Credit Documents or the liens or claims granted under this Order or the DIP Credit Documents, (b) prevent, hinder or otherwise delay, the Collateral Agent’s assertion, enforcement or realization on the Collateral in accordance with the DIP Credit Documents or this Order, (c) seek to modify any of the rights granted to the Administrative Agent, the Collateral Agent or the Lenders hereunder or under the DIP Credit Documents, or (d) pay any amount on account of any claims arising prior to the Petition Date unless such payments are (i) approved by the Majority of Lenders pursuant to prior written notice and by an Order of this Court and (ii) in accordance with the DIP Credit Documents.

21.                                 Continuing Validity.  If any provision of this Order is hereafter modified, vacated or stayed by subsequent order of this or any other Court for any reason, such modification, vacation, or stay shall not affect (a) the validity of any liability incurred pursuant to this Order and prior to the later of (i) the effective date of such modification, vacation, or stay, and (ii) the entry of the order pursuant to which such modification, vacation, or stay was established, or (b) the validity, priority, or enforceability of any claim or Lien granted by the Debtors to the Collateral Agent for the ratable benefit of the Lenders and the Agents.

22.                                 Binding Effect.  The DIP Credit Documents and the provisions of this Order, including all findings herein, shall be binding to the fullest extent permitted by applicable law upon all parties in interest in these Cases including without limitation the Agents, the Lenders, the Committee, the Services Committee and the Debtors and their respective successors and assigns and shall inure to the benefit of the Agents for the ratable benefit of the Lenders and the Agents, the Lenders and their respective successors and assigns; provided, however, that the Agents and the Lenders shall have no obligation to extend any financing to any chapter 7 trustee or similar responsible person appointed for the estates of the Debtors.

23.                                 No Waiver.  Any Agent’s or any Lender’s failure to seek relief or otherwise exercise its rights and remedies under the DIP Credit Facility or this Order shall not constitute a waiver of any of the Agents’ or any Lender’s rights hereunder, thereunder, or otherwise.

24.                                 Inconsistencies.  In the event of any inconsistency between the terms and conditions of any DIP Credit Document and of this Order, the provisions of this Order shall govern and control, unless this Order specifically refers to a provision of the DIP Credit Documents.

25.                                 Findings of Fact and Conclusions of Law.  This Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable immediately upon execution hereof.

SO ORDERED by the Court this 3rd day of July 2007.

The Honorable Kevin J. Carey
U.S. BANKRUPTCY JUDGE